UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 5, 2007
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of	(CommissionFile Number )	(I.R.S. Employer Identification No.)
incorporation)

1260 S. Highway 98, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement of Entrustment

On September 5, 2007, EESTech, Inc. (the “Company”) entered into an Agreement of Entrustment (the “Agreement of Entrustment”) with Beijing XingliYuan Science & Technology Co. (“S&T”) regarding several Hybrid Coal and Gas Turbine (“HCGT”) Projects and CO2 Emission Reduction Projects (the “Projects”) in the People’s Republic of China (“PRC”). As of the date of the Agreement of Entrustment, neither the Company nor any of its affiliates had a material relationship with S&T unrelated to the Agreement of Entrustment.

The Agreement of Entrustment outlines the manner in which the Company will be able to develop the Projects in the PRC, and the manner in which S&T will introduce the Company to the Groups (as that term is defined below). The Agreement of Entrustment also outlines the minimum supplies of methane gas, coal waste and low-grade coal, water, and industrial land to be supplied to the Company by the Groups in order to develop and implement the Projects. S&T has further agreed to assist the Company with various aspects of the design and implementation of the Projects in the PRC, including the development of plans for the implementation of the Projects, obtaining required government approvals, and the operation, management, supervision, and coordination of the Projects.

Power Purchase & Fuel Supply Agreement

On September 5, 2007, the Company, on behalf of itself and its affiliates, also entered into the HCGT Projects Power Purchase & Fuel Supply Agreement (the “Supply Agreement”) with S&T on S&T’s own behalf and on behalf of the following coal companies and bureaus domestic to the PRC (collectively, the “Groups”): Shanxi Taiyuan Xishan Coal Industries Group; Shanxi Datong Coal Industries Group; Shanxi Yangchuan Coal Industries Group; Shanxi Huozhou Coal Industries Group; Shanxi Lu-an coal Industries Group; Shanxi Jincheng Coal Industries Group; Hebei Fengfeng Coal Industries Group; Hebei Kailuan Coal Industries Group; Liaoning Fuxin Coal Industries Group; Ningxia Shenhua Tai-xi Coal Industries Group; Inner Mongolia Shenhua Wuda Coal Industries Group; and Inner Mongolia Baotou Coal Industries Group. As of September 5, 2007, neither the Company nor its affiliates had a material relationship with S&T or the Groups unrelated to the Supply Agreement.

The Supply Agreement represents agreed model terms and conditions upon which S&T will enter into Power Purchase & Fuel Supply Agreements with Project companies. The agreed model terms provide for Power Purchase & Fuel Supply Agreements having a term of 20 years, and provides the specific volumes of low grade coal, low density methane gas, and fresh water (collectively, the “inputs”) each of the Groups will deliver to the Company during the 20-year term of the Projects. The Supply Agreement also details the quality of each of the inputs to be delivered by each of the Groups. The Supply Agreement also obligates each of the groups to purchase 100% of the electric power generated by the Projects at that Group’s coal mining site, as well as the estimated amount of electric power to be delivered by each Project. Finally, the Supply Agreement sets forth the general rights and obligations of each of the Company, S&T, and the Groups with respect to the Projects’ sites and the delivery of the electricity generated by the Projects.

Item 9.01 Financial Statements and Exhibits.

(d)	Other Exhibits

1.1	HCGT Projects and CO2 Emission Reduction Projects Agreement of Entrustment dated September 5, 2007 between the Company and S&T

1.2	HCGT Projects Power Purchase & Fuel Supply Agreement dated September 5, 2007 between the Company and S&T

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: September 13, 2007	By:	/s/ Murray Bailey
Name: Murray Bailey
Title Chief Executive Officer